UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2024

__________________________________________

Lakeland Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15535	13-3115216
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1525 Perimeter Parkway, Suite 325 Huntsville, AL 35806

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (256) 350-3873

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	LAKE	NASDAQ Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2024, the Board of Directors (the “Board”) of Lakeland Industries, Inc. (“Lakeland” or the “Company”) appointed James M. Jenkins, our current Acting President and Chief Executive Officer and Executive Chairman, as President and Chief Executive Officer of the Company, effective June 1, 2024 (the “Effective Date”). Mr. Jenkins will also continue to serve as our Executive Chairman. In accordance with the Instruction to paragraph (c) of Item 5.02 of Form 8-K, the Company delayed filing this Current Report on Form 8-K until the issuance of the press release referenced in Item 7.01 of, and furnished as Exhibit 99.1 to, this Current Report on Form 8-K announcing Mr. Jenkins’ appointment.

Mr. Jenkins, age 60, was previously appointed as the Company’s Executive Chairman on August 30, 2023, and as the Company’s Acting President and Chief Executive Officer on February 1, 2024. Mr. Jenkins has served as the Company’s Board Chair since February 1, 2023, previously served as Vice Chair of the Board from June 2022 through January 2023, and has served as a director of Lakeland since September 2016. In connection with his appointment as President and Chief Executive Officer of the Company, Mr. Jenkins will resign from his current position as Chief Legal Officer, Corporate Development Officer and Corporate Secretary of Transcat, Inc., which he has held since September 2020. Prior to joining Transcat, Mr. Jenkins was a partner at Harter Secrest & Emery LLP, a law firm located in New York State, having joined the firm in 1989 and serving as a partner from 1997 until September 2020.

In connection with Mr. Jenkins’ appointment as President and Chief Executive Officer, the Compensation Committee of the Board (the “Compensation Committee”) approved the terms of the compensation that will be payable to Mr. Jenkins beginning on the Effective Date:

•	an annual base salary of $525,000;

•	participation in the Company’s annual incentive (cash bonus) plan, with a target bonus of 100% of base salary;

•

participation in the Company’s long-term incentive plan (“LTIP”), with an annual target LTIP equity award of 100% of base salary comprised of a mixture of time-based restricted stock units that vest ratably over three years (50%) and performance-based restricted stock units that vest based on achievement of identified performance measures for the applicable performance period (50%);

•

a one-time equity award grant on the Effective Date of 25,000 time-based restricted stock units that vest in full and settle into common stock of the Company on a one-for-one basis three years from the date of grant; and

•

a one-time equity award grant on the Effective Date of 20,000 options, each representing a right to purchase a share of common stock of the Company, which vest in full on the third anniversary of the date of grant.

In addition, the Company intends to enter into a change in control plan, which is expected to provide certain compensation and benefits to plan participants in the event of a qualifying termination in connection with a change in control of the Company. Mr. Jenkins will participate in the change in control plan. The Company will file a separate Current Report on Form 8-K when it enters into such change in control plan.

Other than as set forth in this Current Report on Form 8-K, there are no arrangements or understandings between Mr. Jenkins and any other person pursuant to which he has been selected to serve as President and Chief Executive Officer. Mr. Jenkins does not have any family relationship with any member of the Board or executive officer of the Company, and Mr. Jenkins is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On May 20, 2024, the Company issued a press release, attached hereto as Exhibit 99.1, announcing the appointment of Mr. Jenkins to the position of President and Chief Executive Officer.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated May 20, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

/s/ Roger D. Shannon
Roger D. Shannon
Chief Financial Officer

Date: May 20, 2024

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